UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2015

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On February 23, 2015, BofI Holding, Inc. (“we”, “our”, or the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with each of FBR Capital Markets & Co., Sterne, Agee & Leach, Inc. and Raymond James & Associates, Inc. (the “Distribution Agents”) pursuant to which the Company may issue and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through the Distribution Agents, as our sales agents.

Each time that we wish to issue and sell securities under the Distribution Agreement, we will select and notify a Distribution Agent (the “Designated Agent”) by delivery of a placement notice. If we designate any shares of common stock to be sold in any calendar quarter by a Designated Agent, the minimum dollar amount that we may designate for sale in such quarter is $5,000,000.

Upon delivery of a placement notice and subject to the terms and conditions of the Distribution Agreement, the sales, if any, of our common stock will be made in “at the market” offerings as defined in Rule 415 of the Securities Act, including sales made directly on the NASDAQ Global Select Market, the principal trading market for our common stock, or sales made to or through a market maker or through an electronic communications network or other transactions at market prices prevailing at the time of the sale, at prices related to the prevailing market prices or at negotiated prices.

We will designate the maximum dollar amount of shares of common stock to be sold through the Designated Agent, the time period during which sales are requested to be made, the minimum pricing for the shares to be sold, and any limitation on the number of shares that may be sold in any one day, each as agreed to by the Designated Agent. Subject to the terms and conditions of the Equity Distribution Agreement, the Designated Agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares of common stock. We may instruct the Designated Agent not to sell our common stock, or to amend our previous designation, to the extent that the sales designated by us in any such instruction have not been completed, and the Designated Agent will use good faith efforts to implement such termination or amendment. We or the Distribution Agents, upon notice to the other party, may suspend the offering of our common stock under the Equity Distribution Agreement.

The offering pursuant to the Distribution Agreement will terminate upon the sale of all shares of common stock subject to the Distribution Agreement. The Distribution Agreement may also be terminated by us or by FBR Capital Markets & Co. at any time. Any of the Distribution Agents may terminate their participation in the Distribution Agreement at any time.

We will pay the Distribution Agents a commission equal to 2.5% of the gross proceeds from the sale of the common stock sold through the Distribution Agents pursuant to the Distribution Agreement and will reimburse the Distribution Agents for up to $75,000 in expenses through September 30, 2015 and up to $25,000 thereafter. We have also provided the Distribution Agents with customary indemnification rights.

The description of the Distribution Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

ITEM 8.01    OTHER EVENTS.
On February 24, 2015, the Company issued a press release announcing the completion of its $50.0 million at-the-market common stock offering ("ATM") commenced in July 2014 under the S-3 filed February 28, 2012 and the initiation of another $50.0 million ATM through the filing of a prospectus supplement on February 23, 2015, under the S-3 filed February 19, 2015 with the Securities and Exchange Commission. The press release is set forth as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

Exhibit	Description
1.1	Equity Distribution Agreement, dated February 23, 2015, between the Company and the Distribution Agents named therein.
5.1	Opinion of Loeb & Loeb LLP.
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).
99.1	Press Release of BofI Holding, Inc. dated February 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date:	February 24, 2015	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer